Exhibit 99.1

Firefly Neuroscience Appoints Current Board Member, Greg Lipschitz, as Executive Chairman

TORONTO, On., December 4, 2024 – Firefly Neuroscience, Inc. (“Firefly,” “we,” or the “Company”) (NASDAQ: AIFF), an Artificial Intelligence (“AI”) company developing innovative solutions that improve brain health outcomes for patients with neurological and mental disorders, today announced the appointment of current director of the Board, Greg Lipschitz, as Executive Chairman, effective as of December 3, 2024.

“I look forward to taking on a more active leadership role as Executive Chairman,” said Greg Lipschitz, newly appointed Executive Chairman of Firefly. “I believe that Firefly is uniquely positioned at the intersection of artificial intelligence and brain health that I have long been passionate about, and I look forward to continuing my journey with the Company in this next chapter.”

Mr. Lipschitz has served as Firefly’s director since December 2022. Mr. Lipschitz has over 13 years of combined experience in private equity, merchant banking, capital markets and finance. From June 2018 to February 2024, Mr. Lipschitz served as the Vice President of Lazer Capital. He  currently serves as the Managing Director of Old Stone Advisors, a financial advisory firm. Mr. Lipschitz has advised on over $1 billion of transactions. He is a Chartered Financial Analyst and received his bachelor’s degree in Business from the Richard Ivey Business School at the University of Western Ontario.

Firefly’s Board of Directors welcomed Mr. Lipschitz to the new expanded role and commented, “Greg brings  extensive capital markets knowledge to the company and has been a valuable asset in moving the company agenda forward over the last three years. At this critical juncture heading into the new year as we commercialize our technology, the Board has decided that it is in the best interest of the company and our shareholders to transition him to the Executive Chairman role.”

Mr. David Johnson has resigned from the board of Firefly and stepped down as its Executive Chairman, effective as of November 30, 2024. This was not the result of any disagreement between Mr. Johnson and the Company, its management, the Board or any committee of the Board on any matter relating to the Company’s operations, policies or practices, or any other matter.

The Firefly board also thanked Mr. Johnson for his contributions to the company and wished him well in his future endeavors.

About Firefly

Firefly (NASDAQ: AIFF) is an Artificial Intelligence (“AI”) company developing innovative solutions that improve brain health outcomes for patients with neurological and mental disorders. Firefly’s FDA-510(k) cleared Brain Network Analytics (BNA™) technology revolutionizes diagnostic and treatment monitoring methods for conditions such as depression, dementia, anxiety disorders, concussions, and ADHD. Over the past 15 years, Firefly has built a comprehensive database of brain wave tests, securing patent protection, and achieving FDA clearance. The Company is now launching BNA™ commercially, targeting pharmaceutical companies engaged in drug research and clinical trials, as well as medical practitioners for clinical use.

Brain Network Analytics was developed using artificial intelligence and machine learning on Firefly’s extensive proprietary database of standardized, high-definition longitudinal electroencephalograms (EEGs) of over 17,000 patients representing twelve disorders, as well as clinically normal patients. BNA™, in conjunction with an FDA-cleared EEG system, can provide clinicians with comprehensive insights into brain function. These insights can enhance a clinician’s ability to accurately diagnose mental and cognitive disorders and to evaluate what therapy and/or drug is best suited to optimize a patient’s outcome.

Please visit https://fireflyneuro.com/ for more information.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” for purposes of the federal securities laws concerning Firefly. These forward-looking statements include express or implied statements relating to Firefly’s management teams’ expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Firefly will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Firefly’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to development and commercialization of BNA™ technology; risks related to Firefly’s ability to recognize the anticipated benefits of the merger (the “Merger”) with WaveDancer, Inc. (“WaveDancer”); risks related to Firefly’s ability to correctly estimate its operating expenses and unanticipated spending and costs that could reduce Firefly’s cash resources; the ability of Firefly to protect its intellectual property rights; competitive responses to the Merger; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; legislative, regulatory, political and economic developments; and those factors described under the heading “Risk Factors” in the in the registration statement on Form S-4 filed by WaveDancer with the Securities and Exchange Commission on January 22, 2024, as amended, and declared effective on February 6, 2024. Should one or more of these risks or uncertainties materialize, or should any of Firefly’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. Forward-looking statements included in this press release only speak as of the date they are made, and Firefly does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact
KCSA Strategic Communications
Valter Pinto or Jack Perkins

(212) 896-1254
Firefly@KCSA.com

Media Contact
KCSA Strategic Communications
Raquel Cona, Vice President
(516) 779-2630
Rcona@KCSA.com